Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE

Lilly H. Donohue
212-798-6118

Fortress Reports Second Quarter 2008 Financial Results

Second Quarter Highlights

•	Assets under management[1] of $35.1 billion, up 23% from 2Q2007

•	Segment management fee revenues of $150 million, up 27% from 2Q2007

•	Raised $2.8 billion of total third-party capital, or $2.5 billion net third-party capital raised

•	Pre-tax distributable earnings of $58 million, versus $143 million from 2Q2007. Fund management DE of $75 million

•	GAAP net loss, excluding principals agreement compensation, of $345,000. GAAP net loss of $55 million

Subsequent Events in the Third Quarter

•

Since quarter-end, raised an additional $1.9 billion of total third-party capital, bringing our year to date total third-party capital raised to $7.5 billion, or $6.4 billion net third-party capital raised

New York, NY. August 7, 2008 – Fortress Investment Group LLC (NYSE: FIG) today reported its results for the second quarter ended June 30, 2008.

Second Quarter 2008

For the quarter ended June 30, 2008, our GAAP net loss was $55 million, or $0.67 per diluted share. Excluding principals agreement compensation, second quarter GAAP net loss was $345,000.

Pre-tax distributable earnings for the quarter were $58 million, or $0.13 per dividend paying share, versus $143 million for the second quarter 2007.

For reconciliations from pre-tax distributable earnings and fund management DE to GAAP net income (loss), and from GAAP net income (loss) excluding principals agreement compensation to GAAP net income (loss) see “Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss)” and “Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement Compensation to GAAP Net Income (Loss)” in this release. Distributable earnings and distributable earnings per dividend paying share are supplemental measures of our operating performance that we believe provide a meaningful basis for comparison between present and future periods2.

[1]	Assets under management in this press release refers to management fee paying assets under management.
[2]

Comparisons of after tax or per share amounts to periods prior to our reorganization, including the first quarter of 2007 (prior to January 17), may not be meaningful because of the impact of the reorganization transactions on our financial statements.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of our funds and the realization events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter.

The following discussion of our results is based on segment reporting as presented in our Quarterly Report on Form 10-Q. Our GAAP statement of operations and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For a reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.

Supplemental Data for Three Months:

Three Months Ended June 30, 2008		Private Equity		Hedge Funds		Principal Investments
(in millions)	Total	Funds	Castles	Liquid	Hybrid
AUM
AUM - April 1, 2008	$34,187	$12,993	$3,503	$9,254	$8,437	$—
New capital raised, increase in invested capital	2,195	1,165	—	925	105	—
Return of Capital (PE) / Redemptions (Hedge Funds)	(546)	(54)	—	(311)	(181)	—
Reset Date	—	—	—	—	—	—
Crystallized Incentive Income	—	—	—	—	—	—
+/- Net Asset Value & Foreign Exchange rate change	(747)	(608)	(5)	(163)	29	—

AUM - Ending Balance	$35,089	$13,496	$3,498	$9,705	$8,390	$—

Segment Revenues
Management fee	$150	$42	$15	$57	$36	$—
Incentive income	15	—	—	14	1	—

Total	165	42	15	71	37	—

Segment Expenses
Profit sharing compensation expenses	(20)	(1)	(1)	(16)	(2)	—
Operating expenses	(70)	(9)	(10)	(25)	(26)	—
Unallocated Expenses	—

Total	(90)	(10)	(11)	(41)	(28)	—

Fund Management DE	75	32	4	30	9	—

Investment Income	(7)					(7)
Interest Expense	(10)					(10)

Pre-tax Distributable Earnings	$58	$32	$4	$30	$9	$(17)

Weighted Average Dividend Paying Shares and Units Outstanding	456

Three Months Ended June 30, 2007		Private Equity		Hedge Funds		Principal Investments
(in millions)	Total	Funds	Castles	Liquid	Hybrid
AUM
AUM - April 1, 2007	$23,426	$8,398	$2,967	$5,915	$6,146	$—
New capital raised, increase in invested capital	5,862	4,048	206	1,024	584	—
Return of Capital (PE) / Redemptions (Hedge Funds)	(51)	—	—	(42)	(9)	—
Reset Date	(1,367)	(1,367)	—	—	—	—
+/- Net Asset Value & Foreign Exchange rate change	699	(86)	—	519	266	—

AUM - Ending Balance	$28,569	$10,993	$3,173	$7,416	$6,987	$—

Segment Revenues
Management fee	$118	$36	$12	$38	$32	$—
Incentive income	165	—	14	113	38	—

Total	283	36	26	151	70	—

Segment Expenses
Profit sharing compensation expenses	(82)	(1)	(5)	(58)	(18)	—
Operating expenses	(67)	(7)	(8)	(18)	(34)	—
Unallocated Expenses	(4)

Total	(153)	(8)	(13)	(76)	(52)	—

Fund Management DE	130	28	13	75	18	—

Investment Income	20					20
Interest Expense	(7)					(7)

Pre-tax Distributable Earnings	$143	$28	$13	$75	$18	$13

Weighted Average Dividend Paying Shares and Units Outstanding	431

Supplemental Data for Six Months:

Six Months Ended June 30, 2008		Private Equity		Hedge Funds		Principal Investments
(in millions)	Total	Funds	Castles	Liquid	Hybrid
AUM
AUM - January 1, 2008	$33,234	$13,278	$3,328	$8,128	$8,500	$—
New capital raised, increase in invested capital	4,867	1,793	—	2,211	863	—
Return of Capital (PE) / Redemptions (Hedge Funds)	(1,294)	(194)	—	(421)	(679)	—
Reset Date	—	—	—	—	—	—
Crystallized Incentive Income	(95)	—	—	—	(95)
+/- Net Asset Value & Foreign Exchange rate change	(1,623)	(1,381)	170	(213)	(199)	—

AUM - Ending Balance	$35,089	$13,496	$3,498	$9,705	$8,390	$—

Segment Revenues
Management fee	$295	$84	$28	$110	$73	$—
Incentive income	47	29	—	17	1	—

Total	342	113	28	127	74	—

Segment Expenses
Profit sharing compensation expenses	(52)	(13)	(2)	(33)	(4)	—
Operating expenses	(144)	(18)	(18)	(49)	(59)	—
Unallocated Expenses	—

Total	(196)	(31)	(20)	(82)	(63)	—

Fund Management DE	146	82	8	45	11	—

Investment Income	(10)					(10)
Interest Expense	(20)					(20)

Pre-tax Distributable Earnings	$116	$82	$8	$45	$11	$(30)

Weighted Average Dividend Paying Shares and Units Outstanding	443

Six Months Ended June 30, 2007		Private Equity		Hedge Funds		Principal Investments
(in millions)	Total	Funds	Castles	Liquid	Hybrid
AUM
AUM - January 1, 2007	$20,853	$7,539	$2,842	$5,022	$5,450	$—
New capital raised, increase in invested capital	8,829	5,618	331	1,776	1,104	—
Return of Capital (PE) / Redemptions (Hedge Funds)	(822)	(691)	—	(78)	(53)	—
Reset Date	(1,367)	(1,367)	—	—	—	—
+/- Net Asset Value & Foreign Exchange rate change	1,076	(106)	—	696	486	—

AUM - Ending Balance	$28,569	$10,993	$3,173	$7,416	$6,987	$—

Segment Revenues
Management fee	$216	$63	$23	$69	$61	$—
Incentive income	450	190	18	158	84	—

Total	666	253	41	227	145	—

Segment Expenses
Profit sharing compensation expenses	(205)	(73)	(7)	(87)	(38)	—
Operating expenses	(121)	(13)	(15)	(35)	(58)	—
Unallocated Expenses	(7)

Total	(333)	(86)	(22)	(122)	(96)	—

Fund Management DE	333	167	19	105	49	—

Investment Income	49					49
Interest Expense	(19)					(19)

Pre-tax Distributable Earnings	$363	$167	$19	$105	$49	$30

Weighted Average Dividend Paying Shares and Units Outstanding	417

Overview

We manage $35.1 billion of assets in private equity funds and hedge funds as of June 30, 2008. Fortress’s revenues consist of (i) management fees, which are based on the size of our funds, (ii) incentive income, which is based on the performance of our funds, and (iii) investment income, which is based on our principal investments.

In the second quarter of 2008, we generated fund management revenues of $165 million, which included management fees of $150 million and incentive income of $15 million. After segment expenses and principal investments, Fortress generated pre-tax distributable earnings of $58 million for the quarter ended June 30, 2008.

For the quarter ended June 30, 2008, the private equity segments accounted for approximately 35% of total segment revenues and the hedge fund segments accounted for approximately 65% of total segment revenues.

For the quarter ended June 30, 2008, the private equity and hedge fund businesses accounted for approximately 48% and 52%, respectively, of total fund management DE.

Private Equity - Funds

For the quarter ended June 30, 2008, the Company’s private equity funds generated $32 million of pre-tax distributable earnings as compared to $28 million for the quarter ended June 30, 2007.

Assets under management as of June 30, 2008 increased 23% to $13.5 billion from $11.0 billion as of June 30, 2007.

As of June 30, 2008, our funds’ private equity capital invested in non-public transactions totaled approximately $10.8 billion, and our private equity funds’ unfunded commitments were approximately $1.5 billion.

Private Equity - Castles

For the quarter ended June 30, 2008, the Company’s Castles generated $4 million of pre-tax distributable earnings as compared to $13 million for the quarter ended June 30, 2007.

Assets under management increased 10% to $3.5 billion as of June 30, 2008 from $3.2 billion as of June 30, 2007.

Liquid Hedge Funds

For the quarter ended June 30, 2008, the Company’s liquid hedge fund business generated $30 million of pre-tax distributable earnings as compared to $75 million for the quarter ended June 30, 2007.

Assets under management increased 31% to $9.7 billion as of June 30, 2008 from $7.4 billion as of June 30, 2007.

The following table shows our Assets Under Management by fund:

(dollars in billions)	June 30, 2008	December 31, 2007	June 30, 2007
Drawbridge Global Macro Funds [3]	$8.8	$8.1	$7.4
Fortress Commodities Fund [4]	$0.9	N/A	N/A

The following table shows our Gross and Net Returns by fund:

	Three months ended June 30, 2008	Six months ended June 30, 2008
Gross Returns[5]
Drawbridge Global Macro Fund Ltd	-2.07%	-1.82%
Fortress Commodities Fund LP	10.63%	12.33%

Net Returns[6]
Drawbridge Global Macro Fund Ltd	-2.55%	-2.76%
Fortress Commodities Fund LP	8.11%	9.01%

Hybrid Hedge Funds

For the quarter ended June 30, 2008, the Company’s hybrid hedge fund business generated $9 million of pre-tax distributable earnings as compared to $18 million for the quarter ended June 30, 2007.

Assets under management increased 20% to $8.4 billion as of June 30, 2008 from $7.0 billion as of June 30, 2007.

The following table shows our Assets Under Management by fund:

(dollars in billions)	June 30, 2008	December 31, 2007	June 30, 2007
Drawbridge Special Opportunities Funds [7]	$6.6	$6.8	$6.1
Fortress Partners Funds [8]	$1.8	$1.7	$0.9

[3]	Consolidated AUM for Drawbridge Global Macro Fund Ltd, Drawbridge Global Macro Fund LP and Drawbridge Global Macro Managed Accounts.
[4]	Fund commenced operations in January 2008.
[5]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class, net of expenses borne by the Fund (prior to any fees), as of the close of business on the last day of the relevant period. Specific performance may vary based on, among other things, whether fund investors are invested in one or more Special Investments.

[6]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class, net of all fees and expenses borne by the Fund, as of the close of business on the last day of the relevant period. Specific performance may vary based on, among other things, whether fund investors are invested in one or more Special Investments.

[7]	Consolidated AUM for Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Managed Accounts.
[8]	Consolidated AUM for Fortress Partners Fund Ltd and Fortress Partners Fund LP.

The following table shows our Gross and Net Returns by fund:

	Three months ended June 30, 2008	Six months ended June 30, 2008
Gross Returns[5]
Drawbridge Special Opportunities LP	1.44%	0.35%
Drawbridge Special Opportunities Ltd	0.18%	-0.96%
Fortress Partners Fund LP	0.85%	-3.50%
Fortress Partners Fund Ltd	1.92%	-1.82%

Net Returns[6]
Drawbridge Special Opportunities LP	0.94%	-0.65%
Drawbridge Special Opportunities Ltd	-0.32%	-2.18%
Fortress Partners Fund LP	0.50%	-4.15%
Fortress Partners Fund Ltd	1.58%	-2.52%

Principal Investments

At June 30, 2008, we had $1.1 billion of assets (excluding $0.3 billion of cash and cash equivalents) in our principal investments segment, up from $0.7 billion (excluding $0.3 billion of cash and cash equivalents) at June 30, 2007. During the three months ended June 30, 2008, we increased our commitments to our principal investments by $17 million and funded $11 million of our commitments. We had $183 million of unfunded commitments to our principal investments as of June 30, 2008.

Our principal investments segment generated a loss of $17 million for the three months ended June 30, 2008 primarily due to an impairment of $10 million on our investment in Newcastle Investment Corp. and $8 million of net interest expense.

Segment Expenses

Segment expenses were $90 million in the second quarter of 2008, down from $153 million from the second quarter of 2007. Segment expenses for the second quarters of 2008 and 2007 included $20 million and $82 million of profit sharing compensation, respectively, which is a function of the performance of various funds.

Fortress’s headcount increased by approximately 24% since the second quarter of 2007. As of June 30, 2008, the firm and its affiliates employed 880 people around the world.

The Company had $291 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals agreement, the issuance of restricted stock units to Fortress employees in the IPO, and the issuance of restricted partnership units during this quarter) for the quarter ended June 30, 2008, which contributed to our reporting a GAAP net loss per share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.

[5]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class, net of expenses borne by the Fund (prior to any fees), as of the close of business on the last day of the relevant period. Specific performance may vary based on, among other things, whether fund investors are invested in one or more Special Investments.

[6]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class, net of all fees and expenses borne by the Fund, as of the close of business on the last day of the relevant period. Specific performance may vary based on, among other things, whether fund investors are invested in one or more Special Investments.

Dividend

The Company paid a second quarter cash dividend of $0.225 per share on its common stock, for the quarter ending June 30, 2008, on July 11, 2008 to stockholders of record on June 30, 2008.

Non-GAAP Information

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Pre-tax distributable earnings (DE)

•	Fund management DE

•	Segment revenues

•	GAAP net income excluding principals agreement compensation

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.

Conference Call

Management will host a conference call today, Thursday, August 7, 2008 at 10:00 AM eastern time. A copy of the earnings release will be posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. eastern time on Friday, August 15, 2008 by dialing 1-800-642-1687 (from within the U.S.) or 1-706-645-9291 (from outside of the U.S.); please reference access code “57630061.”

Fortress is a leading global alternative asset manager with approximately $35.1 billion in assets under management as of June 30, 2008. Fortress manages private equity funds and hedge funds. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.

Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our public company surplus, dividends sources of management fees, incentive income and investment income, estimated fund performance, the amount and source of expected capital commitments for the new fund and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the actual amounts of future dividends, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Management fees from affiliates	$149,605	$118,678	$293,662	$161,965
Incentive income from affiliates	18,300	132,961	55,444	177,189
Other revenues	20,191	16,480	39,870	36,265
Interest and dividend income - investment company holdings
Interest income	—	—	—	243,713
Interest income from controlled affiliate investments	—	—	—	4,707
Dividend income	—	—	—	7,436
Dividend income from controlled affiliate investments	—	—	—	53,174

	188,096	268,119	388,976	684,449

Expenses
Interest expense
Investment company holdings	—	—	—	132,620
Other	9,888	6,711	20,224	18,731
Compensation and benefits	137,460	187,783	264,479	405,300
Principals agreement compensation	237,367	242,659	474,734	380,933
General, administrative and other	19,746	23,603	36,316	62,908
Depreciation and amortization	2,436	2,184	4,872	4,193

	406,897	462,940	800,625	1,004,685

Other Income (Loss)
Gains (losses) from investments
Investment company holdings
Net realized gains (losses)	—	—	—	86,264
Net realized gains (losses) from controlled affiliate investments	—	—	—	715,024
Net unrealized gains (losses)	—	—	—	(19,928)
Net unrealized gains (losses) from controlled affiliate investments	—	—	—	(1,428,837)
Other investments
Net realized gains (losses)	61	(1,735)	1,674	54
Net realized gains (losses) from affiliate investments	(92)	9,452	155	145,493
Net unrealized gains (losses)	—	(396)	—	(677)
Net unrealized gains (losses) from affiliate investments	(6,584)	(36,338)	(36,401)	(167,166)
Earnings (losses) from equity method investees	(26,500)	7,231	(75,629)	7,427

	(33,115)	(21,786)	(110,201)	(662,346)

Income (Loss) Before Deferred Incentive Income, Principals’ and Others’ Interests in Income of Consolidated Subsidiaries and Income Taxes	(251,916)	(216,607)	(521,850)	(982,582)
Deferred incentive income	—	—	—	307,034
Principals’ and others’ interests in (income) loss of consolidated subsidiaries	194,411	166,485	402,680	702,016

Income (Loss) Before Income Taxes	(57,505)	(50,122)	(119,170)	26,468
Income tax benefit (expense)	1,949	(5,009)	(5,303)	(19,456)

Net Income (Loss)	$(55,556)	$(55,131)	$(124,473)	$7,012

Dividends declared per Class A share	$0.2250	$0.2250	$0.4500	$0.3924

Earnings Per Unit - Fortress Operating Group				January 1 through January 16
Net income per Fortress Operating Group unit				$0.36

Weighted average number of Fortress Operating Group units outstanding				367,143,000

Earnings Per Class A share - Fortress Investment Group				January 17 through June 30
Net income (loss) per Class A share, basic	$(0.62)	$(0.59)	$(1.36)	$(1.43)

Net income (loss) per Class A share, diluted	$(0.67)	$(0.66)	$(1.37)	$(1.43)

Weighted average number of Class A shares outstanding, basic	94,913,677	94,894,636	94,904,157	89,226,434

Weighted average number of Class A shares outstanding, diluted	406,985,227	406,966,186	406,975,707	89,226,434

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30, 2008	December 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$255,155	$100,409
Due from affiliates	141,765	198,669
Investments
Equity method investees	961,123	1,091,918
Options in affiliates	871	16,001
Deferred tax asset	512,237	511,204
Other assets	72,684	71,580

	$1,943,835	$1,989,781

Liabilities and Shareholders’ Equity

Liabilities
Accrued compensation and benefits	$126,040	$269,324
Due to affiliates	464,709	455,734
Dividends payable	21,286	21,285
Deferred incentive income	164,144	173,561
Debt obligations payable	800,000	535,000
Other liabilities	40,239	36,729

	1,616,418	1,491,633

Commitments and Contingencies

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	173,104	308,023

Shareholders’ Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,604,806 and 94,597,646 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively.	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	469,319	384,700
Retained earnings (accumulated deficit)	(315,564)	(193,200)
Accumulated other comprehensive income (loss)	558	(1,375)

	154,313	190,125

	$1,943,835	$1,989,781

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Fund Management DE to Pre-tax Distributable

Earnings and GAAP Net Income (Loss)

(dollars in millions)

	Three Months Ended
	June 30, 2008	June 30, 2007
Fund Management DE	$75	$130

Investment Income (Loss)	(7)	20
Interest Expense	(10)	(7)

Pre-tax Distributable Earnings	58	143

Private equity incentive income	3	6
Hybrid hedge fund incentive income	—	(37)
Castle options incentive income	—	—
Castle options management fee	—	1
Distributions of earnings from equity method investees	—	(2)
Earnings from equity method investees	(27)	(8)
Gains/losses on options	(2)	(30)
Gains/losses on other investments	(3)	—
Impairment of investments	10	—
Employee equity-based compensation	(53)	(29)
Principal compensation	(238)	(243)
Employee portion of incentive income	—	(20)
Principals’ interest in income of consolidated subsidiaries	195	169
Taxes	2	(5)

GAAP Net Income (Loss)[9]	$(55)	$(55)

	Six Months Ended
	June 30, 2008	June 30, 2007
Fund Management DE	$146	$333

Investment Income (Loss)	(10)	49
Interest Expense	(20)	(19)

Pre-tax Distributable Earnings	116	363

Private equity incentive income	9	21
Hybrid hedge fund incentive income	—	(83)
Castle options incentive income	—	—
Castle options management fee	—	2
Distributions of earnings from equity method investees	—	(12)
Earnings from equity method investees	(68)	(19)
Gains/losses on options	(15)	(25)
Gains/losses on other investments	(21)	—
Impairment of investments	10	—
Employee equity-based compensation	(89)	(67)
Principal compensation	(475)	(381)
Employee portion of incentive income	10	(20)
Principals’ interest in income of consolidated subsidiaries	404	247
Taxes	(5)	(19)

GAAP Net Income (Loss)[9]	$(124)	$7

[9]	We had GAAP net income of $133.4 million for the period from January 1, 2007 through January 16, 2007 and a GAAP net loss of $126.4 million for the period from January 17, 2007 through June 30, 2007.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Three Months Ended
	June 30, 2008	June 30, 2007
Segment Revenues	$165	$283
Adjust incentive income	3	(33)
Adjust income from the receipt of options	—	1
Other revenues	20	16
Consolidation and elimination	—	1

GAAP Revenues	$188	$268

	Six Months Ended
	June 30, 2008	June 30, 2007
Segment Revenues	$342	$666
Adjust incentive income	9	(62)
Adjust income from the receipt of options	—	2
Other revenues	38	30
Consolidation and elimination	—	48

GAAP Revenues	$389	$684

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Company units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, see note 10 to our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Our management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of our core businesses;

•	for planning purposes, including the preparation of our annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.

Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement

Compensation to GAAP Net Income (Loss)

(dollars in thousands)

	Three months ended June 30, 2008	Six months ended June 30, 2008
GAAP net loss	$(55,556)	$(124,473)
Principals agreement compensation	237,367	474,734
Portion not allocable to public shareholders	(182,156)	(364,311)

GAAP net loss excluding principals agreement compensation	$(345)	$(14,050)